REVOCABLE PROXY

              THE BRYAN-COLLEGE STATION FINANCIAL HOLDING COMPANY
                        ANNUAL MEETING OF STOCKHOLDERS

                               FEBRUARY 18, 1999

     The undersigned hereby appoints the Board of Directors of The Bryan-College Station Financial Holding Company (the "Company"), and the survivor of them, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at 2900 Texas Avenue, Bryan, Texas, on February 18, 1999 at 3:00 p.m., Bryan, Texas time, and at any and all adjournments thereof, as follows:

 I. The   election   of   the   nominated   directors   listed   below  for  the
 terms indicated.             [ ]FOR         [ ] WITHHELD

  INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.


  Robert H. Conaway      Charles Neelley        Arthur Davila           Richard L. Peacock
  Ken L. Hayes           J. Roland Ruffino      George Koenig           Gary A. Snoe
  Joseph W. Krolczyk     J. Stanley Stephen     Jack W. Lester, Jr.     Ernest A. Wentrcek


 II. The  ratification  of the adoption of the  Company's  1998 Stock Option and
 Incentive Plan.              [ ]FOR         [ ] AGAINST         [ ] ABSTAIN

III. The approval of a proposal to decrease the number of shares of authorized common stock, par value $.01 per share from 3,000,000 to 1,500,000 by amending the Fourth Article of the Company's Certificate of Incorporation.
                              [ ]FOR         [ ] AGAINST         [ ] ABSTAIN

IV. The approval of a proposal that would limit the voting rights of any stockholder who beneficially owns in excess of 10% of the then outstanding shares of the Company's common stock from voting any shares held in excess of 10% by amending the Fourth Article of the Company's Certificate of
    Incorporation.            [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

V.The approval of a proposal requiring that the affirmative vote of at least 80%
   of the shares entitled to vote approve any future change to proposal IV, if approved, by amending the Thirteenth Article of the Company's Certificate of
   Incorporation.             [ ]FOR         [ ] AGAINST         [ ] ABSTAIN

VI. The ratification of the appointment of Crowe, Chizek and Company LLP as auditors of the Company for the fiscal year ending September 30, 1999.[
                              [ ]FOR         [ ] AGAINST         [ ] ABSTAIN

            (Continued and to be dated and signed on reverse side.)

                          (continued from other side)

     In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors recommends a vote "FOR" the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of a Notice of Annual Meeting, a proxy statement dated January 4, 1999 and the Company's Annual Report to Stockholders for the fiscal year ended September 30, 1998.

 Dated:
       --------------------             ----------------------------------------
                                                 SIGNATURE OF STOCKHOLDER

                                        ----------------------------------------
                                                 SIGNATURE OF STOCKHOLDER

     Please sign exactly as your name(s) appear(s) above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

            PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.